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                                                                    Exhibit 23.7

            [CONSULTORES Y VALUADORES DE EMPRESAS, S.C. LETTERHEAD]

                             CONSENT OF APPRAISERS

We consent to the inclusion in the Registration Statement on Form F-4 of our reports dated October 31, 1997, relating to the appraisal of the analog telecommunications network of Grupo Iusacell, S.A. de C.V., and subsidiaries, which appear in such Registration Statement. We also consent to the references to our firm under the caption "Experts".

Consultores y Valuadores de Empresas, S.C.

By: Javier Arias

/s/ Javier Arias
-------------------------
Mexico City, D.F., Mexico
February 16, 2000